Exhibit 1

                             JOINT FILING AGREEMENT


         This will confirm the agreement by and among all of the undersigned that the Schedule 13D, dated December 1, of Minotto Partners, L.P. filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $2.50 per share ("Common Stock"), of Fuqua Enterprises, Inc. is being filed on behalf of each of the undersigned.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute but one and the same instrument.

Dated: December 5, 1997

                                         MINOTTO PARTNERS, L.P.

                                         By:  Minotto Management Company, LLC
                                              General Partner

                                             /s/ Gene J. Minotto
                                         By: ----------------------
                                             Name:  Gene J. Minotto
                                             Title: Member

                                             /s/ Marc Minotto
                                         By: ----------------------
                                             Name:  Marc Minotto
                                             Title: Member



                                        MINOTTO MANAGEMENT COMPANY, LLC

                                             /s/ Gene J. Minotto
                                         By: ----------------------
                                             Name:  Gene J. Minotto
                                             Title: Member

                                             /s/ Marc Minotto
                                         By: ----------------------
                                             Name:  Marc Minotto
                                             Title: Member